CARRY AGREEMENT
By and between
BAYTOR ENERGY, LLC
And
COACH CAPITAL, LLC
Dated
October 27, 2009

CARRY AGREEMENT

This CARRY AGREEMENT ("Agreement"), dated the 27th day of October, 2009 (the "Effective Date"), is by and between BAYTOR ENERGY, LLC, a Delaware Limited Liability Company ("Baytor") and COACH CAPITAL, LLC, a Delaware Limited Liability Company ("Coach").  Baytor and Coach may each also be referred to herein as a "Party" or collectively as the "Parties."

BACKGROUND

1.           Baytor was the holder of a 20% Working Interest ("WI") in the oil, gas and mineral leases in the Greater Garwood hydrocarbon exploration project described in Exhibit A., together "Garwood".

2.           Baytor has participated in an initial exploration well, "Cochran #1" on the basis of its 20% WI.

3.           Baytor has sold a 14.9% W1 in Garwood to Coach on the date written above for a consideration of $529,704.65, Baytor retaining a 5.1% WI in Garwood as a result of an Assignment Agreement entered into between the Parties on the date written above.

4.           Further wells are planned in Garwood and WI holders are obligated to fund their pro rata share of each well under the Joint Operating Agreement.  With El Paso Corporation.

Now, therefore,

The Parties desire to enter into this Agreement in order to provide the terms and conditions under which Coach will partially fund Baytor's obligations in regard of Garwood, as further provided herein;

1.
A)         In the event that Coach participates in the next well to be drilled, Coach will fund, in cash, Baytor's 5.1% WI in this well, to be drilled ("Second Well") as determined by the Operator, the El Paso Corporation, with the Second Well's location, process and cost to be determined by the normal procedure under the Joint Operating Agreement applicable to Garwood and which both Baytor and Coach have entered into.  However, in the event that Coach elects not to participate in the Second Well, Coach will have no obligation to fund Baytor's interest in the Second Well.

This funding will be limited to;

  a.           drilling and testing of the Second Well, if successful or;

  b.           drilling, testing and abandonment if unsuccessful.

Coach is not obligated to fund any further work on the well, such as, but not limited to, works as completion and hook up operations, reentry after abandonment, restart after shut in, recompletion, side tracking and well enhancement etc after the events a. or b. above.

2.
Baytor will retain it's Net Revenue Interest ("NRI") arising from it's WI in the Second Well, which it shall also retain, and its WI Garwood generally, as a result of the payment by Coach , as if Baytor had made this payment itself.

3.
Coach undertakes, in the event that it assigns all or part of its working interest to a third party ("Assignee"), all the terms and conditions of this Agreement will form part of any such assignment, and the funding in 1.A) above will be obligated upon the Assignee pro rata to any partial assignment of the 14.9% assignment;

By example, if an Assignee is assigned half of the 14.9% (7.45%) WI, the Assignee will be obligated to fund half of Baytor's 5.1% (2.55%) WI cash funding obligation if the Assignee participated in the Second Well.

MISCELLANEOUS

Force Majeure.  If any Party is rendered unable, wholly or in part by force majeure, to carry out its obligations under this Agreement, other than any obligation to make any money payments (which obligation will never be extended due to force majeure), such Party must give to the other Party prompt written notice of the force majeure, with reasonably full particulars, and thereupon the obligations of the Party giving the notice, so far as they are affected by the act of force majeure, will be suspended, and the running of all time periods within which certain actions must be completed will be tolled, during, but not longer, than the continuance of the force majeure, plus such reasonable further period of time, if any, required to resume the suspended operation.  The affected Party must use all reasonable diligence to remove the force majeure situation as quickly as practicable; provided, that it will not be required to settle strikes, lockouts or other labor difficulty contrary to its wishes.  All such difficulties are to be handled entirely within the discretion of the Party concerned.  "Force majeure" means an act of nature, strike, lock-out or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other adverse weather condition, explosion, inability to obtain surface access, governmental action, governmental inaction, restraint or delay, or any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming force majeure, but not the unavailability of drilling rigs or equipment.

Governing Law.  This Agreement shall be governed, construed, and enforced in all respects, including validity, interpretation, and effect, according to the laws of the State of Texas, excluding any conflicts of law rule or principle that might apply the law of another jurisdiction.

Waiver of Consequential Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NO PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT.

Inherent Risk.  Each Party hereby acknowledges its understanding and acceptance of the inherent risks associated with the exploration for oil and gas.

Confidentiality.  Except as expressly set forth herein and except as required by applicable laws or rules and regulations of any administrative or governmental agency or entity, the Parties hereto acknowledge and agree that this Agreement, their negotiations in connection herewith and all information obtained by or provided to any of them in connection with the matters contemplated herein or as it relates to the Properties will be maintained as confidential, except for disclosures to representatives of the Parties, their respective legal and financial advisors, and as otherwise consented to by the Parties, such consent not to be unreasonably withheld.

Notices.

(a)          All notices required or permitted under this Agreement shall be in writing and delivered in person, by overnight courier, by certified or registered mail return receipt requested, by facsimile, or by electronic transmission, delivered or addressed to the persons and at the addresses as provided below.  A notice shall be deemed given when received by the Party to whom it is directed.  When a response to the other Party is required, each Party's response shall be in writing to the other Party.

(b)          A notice is deemed to have been received as follows:

(i)	if a notice is delivered in person, upon receipt as indicated by the date on the signed receipt;

(ii)	if a notice is sent by Registered or Certified Mail, upon the earlier of (I.) receipt as indicated by the date on the signed receipt or (2) five days after such notice is deposited in the mail;

(iii)	if a notice is sent by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(iv)
if a notice is sent by facsimile, upon receipt by the party giving or making such notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee's facsimile number;

(v)
if a notice involving an item that causes a response period or other time period set forth in this Agreement (a 'time-sensitive matter') to commence is sent by electronic transmission, upon the notifying party's receipt of a response from the addressee by electronic transmission or other written or facsimile recognition of receipt of such electronic transmission;

(vi)
if a notice involving an item other than a time-sensitive matter is sent by electronic transmission, when transmitted if transmitted prior to 9:00 a.m. on a business day, and otherwise on the next business day following transmission; and

(vii)
if the addressee rejects or otherwise refuses to accept a notice, or if the notice cannot be delivered because of a change in address for which no notice was given to the Party attempting to give or make such notice, then upon the rejection, refusal, or inability to deliver.

(c)          Notwithstanding the foregoing subsections (i) through (vii) above, except as expressly provided to the contrary in subsection (vi) above, if a notice is received after 5:00 P.M. on a business day where the addressee is located, or on a day that is not a business day where the addressee is located, such notice is deemed received at 9:00 A.M. on the next business day where the addressee is located.

ADDRESSES

Coach Capital, LLC
1201 Orange Street, Suite 600
Wilmington, Delaware  19801

Baytor Energy, LLC
1201 Orange Street, Suite 600
Wilmington, Delaware  19801

Headings for Convenience.  All captions, numbering sequences, and headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement.  A reference to "Article" or "Section" is to an Article or Section of this Agreement.

Amendment.  No provision of this Agreement shall be modified or amended except by the written agreements for the Parties.

Severance of Invalid Provisions.  In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement.  If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law {or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity.  Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated.  The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provisions destroys the legitimate purposes of this Agreement; in which event this Agreement shall no longer be of any force or effect.  The Parties shall negotiate in good faith for any required modifications to this Agreement required as a result of this provision.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns and shall constitute a covenant running with the Properties.

Entire Agreement.  This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

Counterparts; Facsimile Signature.  The Parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one Agreement.  The Parties may execute this Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one Agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other Party hereto.  This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party.  In proving this Agreement, a Party must produce or account only for the executed counterpart of the Party to be charged.

This Agreement will extend to, inure to the benefit of, and be binding upon the Parties and each of their successors and assigns.  Any Party may assign this Agreement, provided, however, that no such assignment will relieve the assigning Party of its obligations hereunder without the express written consent of the other Party.

IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written.

COACH CAPITAL LLC

By:
Ruedi Gosteli
Director

BAYTOR ENERGY, LLC

By:
Richard Smith
Director

Exhibit A

Greater Garwood Leases